                        CONFIDENTIAL TREATMENT REQUESTED.          EXHIBIT 10.11
                       CONFIDENTIAL PORTION HAS BEEN FILED
                         SEPARATELY WITH THE SECURITIES
                             AND EXCHANGE COMMISSION

                                    AGREEMENT



This Agreement including all Schedules is entered on December 18th, 1995 by and between

                               ATL PRODUCTS, INC.

a corporation organized under the laws of the State of California with its principal place of business at

                          1515 SOUTH MANCHESTER AVENUE
                            ANAHEIM, CALIFORNIA 92802
                                       USA




                         - hereinafter known as "ATL" -


and


                              HEWLETT-PACKARD GMBH
                        LOCAL PRODUCTS ORGANIZATION (LPO)

a corporation organized under the laws of Germany with its principal place of business at

                            HERRENBERGER STRASSE 130
                                71034 BOEBLINGEN
                                     GERMANY


                          - hereinafter known as "HP" -



on the sale of Hardware-Products

DEFINITION OF TERMS

The products specified in Schedule 1 (HARDWARE) are understood by the parties to mean all Products.

The parties understand SUPPORT as meaning remedying defects in the HARDWARE and adjusting it to suit amended operating systems. This term does not cover amendments (FURTHER DEVELOPMENTS) leading to a fundamental extension of the function of the Product and thus to a new version thereof.

The parties understand FURTHER DEVELOPMENTS as meaning all amendments, alterations and extensions to the HARDWARE which are not covered by the SUPPORT of the HARDWARE.

The parties understand VALUE ADDED PRODUCTS as the combination of the Library with Storage Management Software.

RELATIONSHIP

ATL develops and manufactures Automated Tape Libraries as listed in Schedule 1, (hereinafter known as "Products") and desires to offer said Products for sale to HP. HP has recognized capabilities in adding value to these Products and re-selling them to Dealers, Distributors and Customers and desires to have the right to purchase such Products from ATL.

To this end, and subject to all the terms and conditions of this Agreement, ATL agrees to use reasonable efforts to sell to HP on a non-exclusive basis and HP agrees to purchase from ATL the Products listed in Schedule 1.

1.       SUBJECT-MATTER OF THE AGREEMENT

         ATL undertakes to supply HP with HARDWARE as specified in Schedule 1 (hereinafter referred to as "Products") throughout the duration of this Agreement subject to the terms hereof. HP shall distribute these Products via dealers, distributors or to customers.

2.       DISTRIBUTION RIGHTS

2.1 ATL grants to HP the non-exclusive right to distribute the contractual Products set forth in Schedule 1 and any future Products which may be added to Schedule 1 by mutual agreement. This shall include the right to translate, reproduce, disseminate, hire, lease, present, publish or print ATL-sales literature in any format or language, at HPs expense, but HP is under no obligation to do so. ATL shall not be responsible or liable for the accuracy of any such literature execept such literature in original form from ATL.

2.2 HP shall be entitled to transfer to HP's authorized dealers and distributors a non-exclusive and non-transferable right to distribute the contractual Products provided that the dealers and distributors are located and selling VALUE ADDED PRODUCT in Germany and Switzerland. Approved Resellers will be certified by written mutual Agreement.

2.3      HP shall be entitled to distribute the Products as "Distributed by
         Hewlett-Packard under Product-No. "AOD ....".

2.4 HP shall buy the Products specified in Schedule 1 as OEM Products which can be sold with the HP logo.

3. CHARACTERISTICS OF THE PRODUCTS, PRODUCT AMENDMENTS, TESTING AND ACCEPTANCE OF THE PRODUCTS

3.1 The technical properties, capabilities and specifications of the contractual Products are described in Schedule 1 hereof.

         ATL is obliged to supply HP with all new Products specified in Schedule 1 as soon as such Products are available for distribution in accordance with HPs purchase order, the ATL committed ship date(s) and subject to the terms of this Agreement.

         Similarly, ATL undertakes immediately to provide HP with all new Product enhancement information, including information on updates, extensions, amendments and new developments that may become commercially available to all ATL customers with respect to the Products indicated hereinabove specified in Schedule 1.

3.2 Products developed by ATL subsequent to the execution of this Agreement that ATL makes commercially available to all of ATL's customers shall be added to this Agreement by mutual Agreement.

3.3 Prior to delivery, ATL shall conduct an acceptance test at ATLs plant, or ATL authorized service provider, on each Product, FRU or Repair shipped. A complete record of inspeetion and tests performed on each Product, FRU or Repair shall be kept by ATL, or ATLs authorized service provider, for twelve (12) months from date of shipment. Upon HPs request and at HPs expense if any, ATL shall provide HP with a dublicate copy of such inspection and tests within fifteen (15) business days of such a request,

3.4 HP may also conduct its own testing at its own facilities, at HPs own expense, to confirm the Product, meets the Product specification or applicable acceptance criteria for a FRU or Repair. Products, FRUs and Repairs shall be deemed accepted by HP unless written notice, of acceptance test failure is provided to ATL within thirty (30) days after shipment of the Product, FRU or Repair is shipped.

4.       ORDERS / DELIVERY

4.1 ATL shall supply HP with the contractual Products in accordance with the LPO Delivery Standard set forth in Schedule 2.

4.2 HP may cancel an order in its entirety or in part or alter the delivery date. In the event HP (1) cancels all or any part of any order; (2) fails to meet any obligation hereunder, causing cancellation or rescheduling of any order or portion thereof; (3) requests a rescheduling of scheduled Products and the request is accepted by ATL; or (4) requests a configuration change causing rescheduling of scheduled Products, and the request is accepted by ATL; HP agrees to pay ATL the following cancellation/reschedule charges:

         Cancellation or Reschedule              Cancellation or Reschedule
         Notice is received                      (% of Product Price)
   *     [   ]                                                    [   ]
   *     [   ]                                                    [   ]
   *     [   ]                                                    [   ]

*        Product may be rescheduled one time for up to [   ] prior written
         notice.

5.       PAYMENT

5.1 All payments required by this Agreement are stated and shall be made in United States Dollars. Payments shall be sent to ATL at the return address printed on the ATL's invoice and shall be deemed made only upon receipt by ATL at that address.

5.2 Amounts owed to HP due to rejections of Product, or discrepancies on paid invoices shall be fully credited against future invoices payable by HP.

   *     CONFIDENTIAL TREATMENT RQUESTED FOR REDACTED PORTION.

5.3 HP shall not have the right at any time to set off any amount owed from ATL to HP or its subsidiaries or affiliates against any amount payable by HP pursuant to this Agreement and/ or any Purchase Order issued hereunder.

5.4      The prices of the Products are stipulated in Schedule 3.
         Payments are payable within 30 days of the date of the invoice; however not earlier than the receipt date of the Product.

5.5 Sales tax at the prevailing statutory rate is payable on all invoice amounts subject to sales tax. The amount of sales tax due must be indicated in ATL's invoice.

5.6 ATL reserves the right to change pricing for new orders upon 60 days written notice to HP

6.       WARRANTY/LIABILITY

6.1 For the time periods set forth hereafter, and as qualified in this Agreement, ATL gives he following limited warranty that, all Products, FRUs or Repairs shall be free from defects in material, workmanship, and design, shall conform to applicable specifications, drawings, samples, descriptions and specificetions set forth in Schedule 1 referred to in this Agreement shall comply with the latest approved technical guidelines, as well as with the pertinent safety recommendations (CE, VDI) and laws shall be free of all liens and encumbrances and shall not infringe or any third party's Intellectual Property interest.

6.2 The time periods for this limited warranty are as follows: (i) Products and first time shipped or new FRUs - for twelve (12) months from date of shipment by ATL; (ii) for exchanged or replaced FRUs and (ii) Repairs- for either (a) six (6) months from the later of the date of shipment or date of repair or (b) the balance of the term of the original warranty for Products or FRU repaired or replaced, whichever is sooner. If the repair or replacement has not been shipped within 30 calendar days plus 5 (five) calendar days HP shall be entitled to rescind the FRU or the demand reduction of the price.

6.3 During the term of this limited warranty, ATL shall, within thirty (30) days after receipt of defective Products or FRUs, at its option, either repair or replace any defective Products or FRUs subject to this limited warranty at no additional charge to HP. Replacement Products or FRUs shall be fumished on an exchange basis, and may be either repaired or new.

         This limited warranty does not apply to products, FRUs or repairs which have been damaged or rendered defective: (i) as a result of accident, misuse or abuse; (ii) by the use of parts not approved or manufactured or sold by ATL, or mot conforming to ATL's specifications; (iii) by modification without the written permission of ATL; or (iv) as a result of service by anyone other than ATL, an authorized ATL servicing center, or an certified ATL service provider to perform such work.

6.4 Any damage claims of HP against ATL as well as the persons it employs in performing its legal obligations and ATL legal representatives - irrespective of their legal cause - in particular for defects of the contractual Products, impossibility or delay of delivery for reasons within ATL control, breach of this Agreement or of obligations prior to the conclusion of this Agreement as well as for tort shall be excluded. This does not apply if and inasmuch as in cases of willful action, gross negligence, the lack of warrented qualities or breach of contractual obligations which are of major importance for the contractual purpose such liability is compulsory.

         Compensation for financial demages, e.g. loss of production, loss of profits, shall be limited to the demage which is typical for the Agreement and foreseeable by ATL.

         Any claims under the Product Liability Act shall remain unaffected by the provisions in the preceding paras. (1) and (2).

7.       QUALITY ASSURANCE

7.1 ATL shall maintain a quality management system conforming to intent of IS09000 (see also Schedule 5) and shall produce and inspect contractual products described in Schedule 1 hereunder with the rules of such qualitiy management system. ATL shall confirm at once that these requirements are compatible with the quality management system.

7.2 ATL shall perform a sample inspection of each lot of each part number received at ATL prior to the part going to production. ATL shall maintain records of such inspection.

         This sample inspection shall include production or testing tools, and other goods received from suppliers for production or quality assurances of the Products hereunder.

7.3 ATL shall keep records of implementation of the aforementioned quality assurance measures, in particular regarding measurements and inspection results, and store such records, as well as any samples of the contractual Products, in an orderly fashion. ATL shall allow HP to view the records to the necessary extent and shall provide copies of the records and any samples with 10 days advance written notice.

7.4 ATL shall enable HP to verify implementation of the aforementioned quality assurance measeures at reasonable intervals. To this end ATL shall grant HP a reasonable degree of access to ATL's place of business after prior agreement of a time, and shall provide a qualified employee for support during such access. Viewing of manufacturing processes requiring secrecy and other business secrets may be refused.

7.5 Before changing manufacturing processes, materials, or supplied parts for the contractual products, changes of manufacturing locations, and also before changing processes or facilities for inspection of the contractual Products or other quality assurance measures, ATL shall notify HP sufficiently in advance so that HP can examine whether such changes might have negative effects. This notification is not required if ATL (at ATL's sole discretion) can consider such effects to be ruled out after careful examination.

7.6 If ATL detects an increase in the difference between actual characteristics from target characteristice (drops in quality), he shall inform HP at once of this and of planned corrective measure.

7.7 By marking the contractual Products or, if this is impossible or impractal, by other suitable measures, ATL shall assure that ATL can immediately determine what other contractual Products might be affected in case a defect occurs in the contractual Products. ATL shall inform HP of his ATL marking system or other measures in such a way as to enable HP to make its own determinations to the necessary extent.

8.       SUPPORT/COOPERATION

8.1 ATL shall conduct internal HP training sessions for HP employees without any additional charge. During the course of this training, the HP employees will receive instruction on the Products. ATL shall provide the necessary knowledge regarding the installation, use and distribution of the Products during this training and also knowledge on first-level support. The parties shall reach mutual agreement on the number of days of training, on the dates and location thereof.

8.2 ATL shall provide HP with a telephone support service for the distribution of the Products during normal business hours. Each party hereto shall nominate respective contact persons within 2 weeks of the execution of this Agreement. Furthermore, ATL shall provide HP customers with the same technical support as ATL gives its own customers.

8.3 At HP's request, ATL shall effect the implementation, (installation of the Products and integration, test run, training of ATLs Products only, which does not include Storage Management Software or other peripheral items that may be added to the Product of the operating staff and users) and the acceptance procedure for the Products on HP's customer's premises on behalf of HP. Remuneration shall be effected in accordance with ATL's pricelist generally prevailing.

8.4 In addition, in order to guarantee smooth cooperation, both parties hereto shall nominate contact persons within 14 days of the execution of this Agreement, who are responsible for marketing and technical customer service. These individuals shall meet regularly to agree and coordinate all of the necessary activities.

9.       PRODUCT CHANGE, SUPPORT AND NEW PRODUCTS

9.1 ATL shall give written notice to HP, in the form of notification of engineering change, of any changes to the Products prior to implementation that affect fit, form or function. HP shall give written notice to ATL of its approval or disapproval of the change in writing within thirty (30) days of the date ATL gives such notice. If written notice is not received, ATL shall consider the change acceptable.

9.2 ATL may from time to time make compatible changes or modification to the Products that do not effect fit, form, or function, and that are compatible and interchangeable with and shall not require the retrofit of Products previously delievered. If ATL makes such modification, ATL shall give notice to HP at least 30 days before ATL begins delivering to HP any Product containing such modification, describing the changes and updating the parts list.

9.3      ATL shall provide HP with technical support by telephone twenty four
         (24) hours a day three hundred sixty five (365) days a year. HP may request on site technical support and ATL shall dispatch the next available Service Engineer provided HP pays ATL's standard rate for the Service Engineer's time, portal to portal, and all out of pocket expenses including transportation within thirty (30) days after the date of ATLs invoice of such services.

9.4 HP shall be responsible for offering maintenance on the Products it sells, or otherwise provides, to end users.

         HP shall maintain records regarding maintenance performed on the Product. Upon mutual agreement, HP shall provide ATL, at no charge, a duplicate copy of all maintenance reeords. These records shall be used by ATL for the purpose of understanding Product performance.

9.5 If, during the purchase period or extended purchase period, if any, ATL discontinues producing or making available any Products, FRUs or Repairs, ATL shall provide HP with six (6) months prior written notice of such discontinuation and shall use reasonable efforts to permit HP to buy as much Products and FRUs as HP reasonably believes it shall need.

9.6 Upon expiration or termination of this Agreement, ATL shall sell and repair FRUs for five (5) years after the date of the last Product manufactured or for as long as the Products and FRUs are made available to any of ATL's other customers, wichever is later. Prices shall be at ATL's then current prices delivery is subject to availability.

10.      EXCHANGE OF PRODUCTS

10.1 ATL shall keep the requisite amount of spare parts available throughout the term of this Agreement and for a period of up to 5 years following delivery of the last Product manufactured.

10.2 Sections 2, 3, 4, 6, 7, 8 and 11 shall apply analogously to spare parts.

11.      INTELLECTUALL PROPERTY RIGHTS

11.1 ATL shall own the entire right, title and interest in and to all intellectual property rights relating to the design of the Product that are or have been designed and developed exclusively by ATL. ATL warrants that it is the sole owner of rights in each of the Products and associated documentation described herein, including all portions thereof, and that such ownership is free of any and all liens, encumbrances, restrictions, settlements, judgements or adverse claims. ATL warrants that it has full power and authority to grant HP the rights granted herein including the right to use, distribute each Product and associated documentation. ATL warrants that the Products do not violate or infringe any patent, copyright, trade secret of any third party and that ATL is not aware of any facts upon which such a claim for infringement could be based.

11.2 ATL shall indemnify, defend and hold harmless HP from and against any and all, expenses and damages without limitation reasonable attorneys fees, with respect to any claim against HP alleging that material in the form sold by ATL, or any part thereof, infringes any patent, copyright, trademark, mask work, or violates a trade secret of a third Party. ATLs obligation pursuant to this Section 11 are conditions: HP shall give notice to ATL promptly in writing of such a claim and ATL shall have the authority to assume sole defense thereof through its own counsel and to compromise or settle any suits so far as this may be done without prejudice to the right of the HP to continue to use the materail, so purchased. If an injunction against HP's or HP's end users, sale, lease, license, or other distribution of the material or any part thereof results from such a claim (or if HP reasonably believes such injunction is likely), ATL may in order of precedence:
         (1) procure the right to continue the use of the same for the HP; or
         (2) replace the same with non-infringing product, or (3) modify said material so as to be non-infringing; or, if none of the foregoing
         (1),(2), or (3) are deemed reasonable feasible, (4) take back the infringing material and refund the purchase price less a depreciation deduction equal to twenty percent (20%) of the purchase price for each year since the date of shipment.

11.3 This section states the entire liability of ATL for Intellectual Property Infringement. The indemnification provisions of this Section shall not apply to any infringement arising out of the use in systems if the cause of such infringement to be the system itself or components of the system not supplied by ATL; or for purposes not contemplated by this Agreement.

11.4 HP shall defend indemnify, defend and hold harmless ATL from and against any and all costs, expenses and damages, including without limitation reasonable attorneys fees, with respect to any claim alleging that HP's end product which incorporates ATL's material (but not ATL's Material alone) infringes any patent, trademark, copyright, mask work or violates any trade secret of a third party, provided that ATL promptly notifies the HP in writing and provides information and reasonable assistence (at HP's expense), and that HP is permitted to direct the defense of the suite or proceeding. Section 11.2 and 11.3 shall apply analogously.

11.5 HP shall be entitled to use the program classification which ATL uses for the Products either alone or together with the HP Logo. Furthermore, following Agreement with ATL, HP shall be entitled to chose another program classification if the name of the Product should be otherwise protected.

12.      CONFIDENTIALITY

12.1 Except as required by law and with prior written notice, each party agrees not to disclose information which the other party desires to be treated as confidential to any person(s) excepted employees or subcontractors who necessarily must have such information to perform this Agreement. Such confidential information must be clearly designated in writing as confidential. Each party will protect the confidential nature of such information by using the same degree of care as it takes to preserve and safeguard its own confidential information. Such obligations of confidentiality will survive the term of this Agreement and for two (2) years after its termination or expiration.

12.2 Neither party will be required to treat as confidential any information which is publicly available, independently developed by the other party or rightfully obtained from third parties.

13.      TERM AND TERMINATION OF THE AGREEMENT

13.1 This Agreement shall become effective on December 20th, 1995 and shall run for an initial term of one year. It shall be automatically renewed by a further period of one year unless one of the parties hereto has given written notice of termination three months prior to the expiration hereof at the latest.

13.2 The extraordinary termination of this Agreement is also possible if the parties will not agree about the Support-Agreement for the Products within 3 months after signing this Agreement. Either Party may terminate this Agreement for cause if the other Party fails to comply with any material covenant or provision of this Agreement, and does not cure such failure within thirty (30) days after written notice is given to such Party. Provided, however, that if such curable failure cannot be cured within 30 days, this Agreement may not be terminated if the now-complying party begins to cure such failure within 30 days and thereafter diligently seeks to complete such cure.

         Either Party may terminate this Agreement if a significant change in ownership occurs and if the other Party reasonable deems the change to be a material and adverse to its interests.

13.3 In addition to the statutory rights of withdrawal, HP shall be entitled to a contractual right of withdrawal, ifATL does not meet its obligations under Section 11.2 (Intellectual Property Rights) within a reasonable time frame.

13.4 In case of Liability hereof, the rights and obligations of the provisions contained in Sections (Warranty/Liability), 9 (Product Change, Support and New Products), 10 (Exchange of the Products), 11 (Intellectual Property Rights) and 12 (Confidentiality) as well as the rights to continue to use the Products third parties have already been allowed to utilize and HP's requisite distribution rights for the SUPPORT of this installed base of the Products specified in Schedule 1 shall remain in full force and effect.

14.      MISCELLANEOUS

14.1 No verbal ancillary agreements have been concluded in addition to this Agreement. In order to be valid, alterations and amendments hereto must be confirmed in writing by authorized officers of HP and ATL and require an express reference to the fact that they constitute an alteration or amendment to this Agreement. This written form requirement may only be waived in writing.

14.2 This Agreement shall not restrict either HP nor any other corporation within the Hewlett-Packard corporate group from developing or acquiring any similar or competitive products in any way whatsoever.

14.3 The parties hereto undertake to replace any invalid or unequivocal provision contained herein by a valid or unequivocal provision constituting the closest possible equivalent to the economic purpose of this provision. This shall not affect the validity of the remaining provision.

14.4 This Agreement is the complete and entire understanding between the Parties on this subject matter and supersedes all prior agreement, proposals, representations, statements, or understandings,wether written or oral on this subject between them. The provision of this Agreement may be amended or waived only by a writing executed by the autorized representatives of the parties hereto.

14.5 In the event that either Party to this Agreement shall, on any occasion, fail to perform any provision of this Agreement, and the other Party does not enforce that provision, the failure to enforce shall not prevent enforcement of the provision on any othe occasion.

14.6 Each Party, including its servants, agents, and employees, are independent contractors and not an agent or employee of the other. Without limiting the generality of the foregoing, neither Party is authorized to represent or make any commitments on behalf of the other, and both Parties expressly disclaim any liability therefore.

14.7 The headings of the sections in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

14.8 ATL reserves the right to fulfill the requirements of any purchase order placed pursuant to this Agreement and invoice for such orders through an affiliate company of ATL.

14.9 In the event of any dispute or litigation between the Parties with respect to this Agreement, the prevailing Party shall be entitled to recover its resonable attorneys fees and costs in addition to any other relief to which it is found entitled.

14.10 The Parties shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between executives of the Parties.

         If a controversy or claim should arise one Party shall give written notice to the other Party of such controversy or claim (the Invoking Partys), the Parties shall use needed, at mutually convenient times and places, between negotiators for the Parties at the following successive management levels, each of which shall have a period of allotted time as specified below in which to attempt to resolve the dispute:

         Level       ATL                 HP                   Allotted Time
         First       Contract Manager    Business Manager     10 Business Days
         Second      Division VP         Division VP          10 Business Days
         Third       Corporate Officer   Corporate Officer    30 Days

         The allotted time for the first level negotiator shall begin on the effective date of the Invoking Party's Notice.

         If a resolution is not achieved by negotiators at any given management level at the end of their allotted time, then the allotted time for the negotiators at the next managment level, if any, shall begin immediately.

14.11 Any notice given under this Agreement shall be written. Written Notice shall be sent by certified mail, postage prepaid, return receipt requested, or by any other overnight delivery service that delivers to the sender. Any facsimile notice must be followed within three (3) days by Written Notice. All Written Notices shall be effective when first received by HP at its address first set forth above, and by ATL at the following addresses:

         ATL Products, Inc.                          Hewlett - Packard GmbH
         1515 South Manchester Avenue                Local Product Organisation
         Anaheim, California, 92802                  Herrenberger Stra(beta)e 130
         Attention: Richard Speyer                   71034 Boblingen
                                                     Attention: Armin Maurer


14.12 Neither Party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such Party cannot perform due to fire, food, earthquake, or other natural disaster, war, embargo, riot, or the intervention of any goverment authority, provided that the Party so delayed immediately notifies the other Party of such delay.

14.13 The Products purchased by HP from ATL are manufatured for standard commercial use and are not intended to be sold for use in critical safety system, nuclear facilities or for use in life support appliances, devices or systems. The following Schedules are attached and incorporated into this Agreement by this reference as if fully set forth herein. Schedules may be added or revised from time to time by mutual Agreement. Any Schedule that is added or revised shall be signed by both, ATL and HP, and shall supersede the previous version:

         -        Schedule 1 Hardware Products
         -        Schedule 2 LPO Delivery Standard
         -        Schedule 3 Price
         -        Schedule 4 Warranty/Support/Further Development
         -        Schedule 5 Quality Management
         -        Schedule 6 Product Marketing and Sales




Place:   Anaheim, CA, USA                            Boeblingen
      -----------------------------
Date:    Jan 16, 1996                                Date:    22/12/95
      -----------------------------                       ----------------------


For ATL:                                             For HP:



/s/Kevin Daly                                        /s/Diethard Eschenlohr
----------------------------------                   ---------------------------
Name                                                 Diethard Eschenlohr


         President
----------------------------------                   ---------------------------
Function                                             LPO Manager
ATL Products, Inc.

SCHEDULE 1


SPECIFICATION OF THE HARDWARE


At the moment: ATL 4/52 DLT LIBRARY

Enclosure consisting of 2 pages (Datasheet)



Other products may be added from time to time by mutual agreement.

SCHEDULE 2


LPO DELIVERY STANDARD


1. Scope

Any delivery of goods and performance of services shall be governed solely by the above Agreement and this Delivery Standard. Any terms and conditions other than or contrary to the terms and conditions specified herein shall be valid only if expressively marked as a "counteroffer" and if accepted by both Hewlett-Packard GmbH and ATL in writing; this clause can only be waived in the form of a written agreement signed by both Parties. HP reserves the right to reject the goods and services at ATL's expense if material terms and conditions of this standard are not adhered to.

2. PURCHASE ORDERS / DELIVERY DATES / COST OF DELIVERY

2.1 PURCHASE ORDERS

Purchase orders by HP shall be issued on purchase order forms, specifying quantity, order number, delivery date, HP product number and product description, ATL model number, shipping and ship to instructions and unit price.

ATL shall confirm receipt of the purchase order within three (3) days following receipt of the purchase order form.

Any orders placed orally, via telephone or via telex facsimile shall require written confirmation by HP, e.g. through an order marked "For confirmation only". Atl shall undertake to ensure that such confirmation does not result in duplicate deliveries. HP shall be entitled to return any duplicate deliveries at ATL's expense and risk.

2.2 DELIVERY DATES

All delivery dates shall be binding. If ordered products are not supplied by the agreed date, plus 5 days and HP is charged by the customer, HP shall be entitled by default to claim delay damages amounting to 3% of the order - notwithstanding claims for further compensation for delayed delivery and the right to rescind the contract, unless the delays is due to reasons attributable to HP.

Deliveries shall be made on time at forwarder location in the U.K.
ATL undertakes to promptly notify HP of any circumstances that may have a detrimental effect on the agreed delivery of the order.



                              LPO Delivery Standard

2.3 COST OF DELIVERY

Unless otherwise agreed, all Products are shipped and sold FCA, U.K. (Incoterms
1990)

3. DELIVERY

3.1 INCOMING GOODS LOCATION

Unless otherwise specified by HP, deliveries shall be made to the on the Purchase Order remarked incoming goods location. ATL shall make all arrangements for shipment with the forwarder stated on HP's purchase order. ATL shall pay all shipping and transportation charges directly to the forwarder. ATL reserves the right to select the means and method of shipment in the event HP does not inform ATL of the arrangements for shipment within twenty four hours after ATL has informed HP that the Product is ready to shipment.

3.2 DELIVERY QUANTITY

The quantity actually delivered and relevant for invoicing shall be governed by the quantity and quality of the Products as determined and verified by incoming inspection at the specified delivery address.

3.3 PASSING OF RISKS

All Products are sold and shipped FCA, U.K., in accordance with Incoterms 1990.

3.4 DELIVERY PERIOD

For purchase orders received by ATL during the first six (6) months, delivery for up to five (5) units per month shall be within twenty-five (25) working days. After the first six months the delivery period for up to 5 (five) units shall be 40 (fourty) working days. Subsequent quantities and deliveries shall be mutually agreed. Delivery period is the time difference between when ATL receives the purchase order from HP and when the Product is ready for pick up by HP or HP's forwarder in the U.K.

At the beginning of each calendar month, HP shall issue a rolling three (3) month non-binding forecast.

HP's non-binding forecast is for information only and does not create any liability between the parties.

ATL shall promptly notify the responsible HP purchasing agent of any delays in delivery.

4. INSTALMENT DELIVERIES

Instalment deliveries shall be permissible only if agreed by the responsible HP purchasing agent and shall be marked as such on the delivery note.

5. DELIVERY NOTE

The delivery note shall provide the following information:

-        Atl's name and address
-        delivery note number
-        correct delivery address (see above)
-        delivery note item number
-        description
-        delivery quantity
-        unit of measurement
-        HP product number
-        HP order number
-        HP reference order number

Product deliveries without a delivery note shall not be accepted. The delivery note shall be supplied at the same time as the products. The delivery note shall not be contained in the cargo unit or inside of a package! The delivery note shall be either prominently displayed in an easily removable envelope attached to the outside of the cargo unit or handed to the responsible Incoming Goods agent at delivery time.

6. INVOICING

The invoice shall provide the following information:

-        HP order number
-        HP product number
-        HP reference order number
-        Atl number
-        description
- price (list price; discounts and sales/value-added tax are to be specified separately)

Unless otherwise agreed upon, invoices shall be addressed to:

                                            HEWLETT-PACKARD GMBH
                                            LIEFERANTENBUCHHALTUNG
                                            BUILDING 1
                                            HERRENBERGERSTR. 110
                                            71034 BOBLINGEN
                                            GERMANY

This address should always be specified in order to avoid delays in payment.

7. LABELING OF ITEMS

The designations of items specified in the delivery note and in the invoice shall be the same as the designations of items (HP order items) in the HP order form.

8. PACKAGING SPECIFICATION

Each delivered product shall be clearly marked with the applicable HP product number plus HP order number in both human-readable and barcode form (Standard 3/9 with barcode identifier). A single separately packaged product shall be delivered for each HP product number; i.e., multiple HP product numbers shall not be supplied in a single package. The delivered products shall be marked such that they can be identified without opening or removing protective packaging.

9. PACKAGING MATERIALS

As a matter of principle, packaging shall be limited to a degree sufficient for safe storage, transportation and handling and compliant to insurance stipulations. In accordance with applicable legal regulations (particularly packaging-related legislation such as Germany's VerpackVO), the accumulation of non-recyclable packaging waste is to be prevented by using recyclable and appropriately marked packaging materials.

10. PROVISION OF PRODUCTS, MATERIALS AND OTHER ITEMS

not applicable.

11. DIRECT DELIVERIES

HP reserves the right to have HP customers supplied directly by ATL or through a shipping agent specified by HP.

11.1 FOR DIRECT DELIVERIES, THE FOLLOWING CHANGES APPLY TO AFOREMENTIONED ITEMS:

RE 2.1 PURCHASE ORDERS:

Purchase orders by HP shall be issued on purchase order forms, specifying HP order number, customer's order number, desired delivery date, quantity, HP product number, product description, delivery address, and (if applicable) an HP shipment commission number.

RE 5. DELIVERY NOTE:

ATL undertakes to forward a copy of the delivery note to HP as proof of delivery at the time of product dispatch (via fax!), The delivery note shall bear the following notice: "Versand im Auftrag der Hewlett-Packard GmbH".

RE 8. PACKAGING SPECIFICATIONS:

Each delivery shall be handled on an individual order basis, i.e. each order shall be delivered in separate packaging.

11.2 DATA CONFIDENTIALITY

Any customer data provided by HP shall be used by ATL solely for order processing. ATL undertakes to use such data for the assigned purpose in strict compliance with BDSG (Data Confidentiality Code), to treat such data as strictly confidential, not to disclose such information to third parties under any circumstances, and not to use such data for any purpose other than order processing.

11.3 DEFECTIVE PRODUCTS / WRONG DELIVERY

If requested by HP, ATL shall remove any defective products or wrong deliveries from the HP customer site.

11.4 MISCELLANEOUS

In all other aspects, direct deliveries shall be subject to the stipulations set forth in Items 1 through 10.

SCHEDULE 3


PRICES



Enclosure consisiting of 1 page.

                           Schedule 3 -- Unit Pricing





                                                                                              BASE             DISTRIBUTION
         MODEL NUMBER                  DESCRIPTION                                           PRICE                PRICE
*        ACL4/52 B4000 HPG             Automated Tape Library with 52                         [ ]                  [ ]
                                       cartridge capacity and:

                                       *    4 DLT 4000 Tape Drives
                                       *    21 DLT Compact IV Data
                                            Cartridges
                                       *    1 DLT Compact Cleaning Cartridge

*        ACL2/52 B4000 HPG             Automated Tape Library with 52                         [ ]                  [ ]
                                       cartridge capacity and:

                                       *    2 DLT 4000 Tape Drives
                                       *    14 DLT Compact IV Data
                                            Cartridges
                                       *    1 DLT Compact Cleaning Cartridge

*        ACL2/28 B4000 HPG             Automated Tape Library with 28                         [ ]                  [ ]
                                       cartridge capacity and:

                                       *    2 DLT 4000 Tape Drives
                                       *    7 DLT Compact IV Data Cartridges
                                       *    1 DLT Compact Cleaning Cartridge


Prices are in United States dollars, FCA Odetics UK office.






*   CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

SCHEDULE 4


SUPPORT, FAILUREFIXING AND FUNCTIONALITY

I. Failurefixing

1. Any failure in the PRODUCTS shall be recorded and verified by HP. Following verification, HP shall forward the failure report to ATL.

     Failure shall be categorized as follows:

     A.   Serious failure

     Failure that result in system crashes (hangs or halts), loss of data, destruction of data, corruption of data or cases of unreasonable handling effort for which no "workaround is available (i.e. there is no method accepted by HP or by the customer for either avoiding the failure or using the PRODUCTS).

     B.   Medium failure

          Failure as specified under A above, but for which a "workaround" is available for failure avoidance.

     C.   Minor failure

          Any failure not included in categories A and B above.

2.   Any serious failure in the PRODUCTS shall be fixed by ATL.
     ATL grants to undertake the following steps immediately:

     - to inform senior system specialists in order to have them work on a problem solution without any delay.

     - to inform ATL's management and all world-wide support organizations that a failure of category A occured and that failure fixing began.

     - to report to HP the status of the failure fixing process regularly but every 48 hours minimum.

     - to provide a solution to HP by delivering a failerfixing version of the PRODUCTS at no charge.

     - If ATL is unable to readily reproduce and fix the failure in ATL's own computer system, ATL shall - at the request of HP or the HP-Customer - analyze and fix the failure at the customer site.

3. ATL guarantees with any medium failure to undertake all its best efforts to fix the failure or provide a workaround solution within a reasonable period of time taking into consideration the economic aspects of both parties.

4. Any other failure shall be fixed within the scope of PRODUCTS maintenance as soon as possible.

5.   ATL shall update the documentation in accordance with the failure fix.

6. ATL shall ensure that any serious and medium failure shall be fixed for both the current and the previous operating system release.

7. ATL will maintain a telephone number with a designated knowledgeable contact to HP to call during normal business hours to report problems and receive assistance.

II. Functionality

ATL guarantees that the Product shall function on HP series 700 and 800 computer systems using the operating system release current at any one time and its predecessor version. ATL shall guarantee the functionality on new operating system releases within a maximum period of 6 (six) weeks following the shipment release of the operating system. ATL shall provide HP-equipment at ATL's site to ensure the functionality/Compatibility of the Products.

EXHIBIT 5  Quality Management - Preliminary Version



LPO - Continuous Improvement (TQRDCE)

1. OBJECTIVE AND SCOPE

The basic strategy for establishing and maintaining long-term working relationship is through the establishment and monitoring of mutual performance expectations and measurements. These performance metrics, constructive feedback and prompt and corrective actions by the supplier are fundamental to achieving continuous process improvements.

Following this idea HP and "........" agree to work together to achieve technology, quality, responsiveness, delivery, cost and environment (TQRDCE) performance goals outlined in 2. Both parties shall review every 3 - 6 month the progress made on the stated TQRDCE objectives.

If the supplier fails to meet these agreed objectives, HP so inform, detailing shortcommings and recommendations for corrective actions noted. If the supplier is unable to remedy the problem, FIP reserves the right to terminate this agreement.

1.1 Technology

HP expects from their suppliers, that they take up a leading position in product-specification/poduct-development regarding technology. In addition HP expects that the supplier meets new development schedules and that new solutions are proactively communicated to HP.

1.2 Quality

HP expects from their suppliers to be provided with defect-free products achieved through superior design, process control and continuous process improvements. If requested, HP shall be provided with proof of quality.

1.3 Responsiveness

HP expects from their suppliers a consistent and effective service and support, quick response to all enquiries, verifying failures and notifying problems (after receipt by the supplier) as soon as detected, timely acknowledgement of Purchase-Orders-if agreed- and a high flexibility to Purchase-Order changes (additions, cancellations,...).

1.4 Delivery

The supplier agrees to a firm lead-time regardless of kind of product. This lead-time includes the transit time. It is a firm commitment to deliver by the supplier and determined in the LPO

                       LPO Continuous Improvement (TQRDCE)
                                    Vers. 1.0

DELIVERY STANDARD. In addition Delivery requirements comprise on-time delivery, which means the receipt of the goods at the ship-to-location within a window of five (5) days early and zero days late in regard to the desired due date, and a timely notification of (potential) delays. If, in the event of late delivery, expedited transportation is necessary to meet HP customer open orders, the supplier agrees to pay the full overcosts. Other agreements made in the LPO DELIVERY STANDARD are likewise part of this performance goal.

1.5 Cost

HP expects from their supplier agrees to be provided with products at the lowest prices consistent with its expectations in the areas of technology, quality, responsiveness, delivery and environment. In addition HP expects suppliers to pursue proactively cost and price reductions thoroughly and effectively.

1.6 Environment

HP expects the suppliers to be aware of their environmental impact and their responsibility shown e.g. in a practised strategy to protect environment or in an implementation plan with this as an objective. Any materials that are sold to HP or are used in/for products sold to HP shall be free of harmfull substances. The products shall be designed for reuse and/or recycling and shall have a % reuse/recycled content. Likewise packaging shall be minimized.

2. TQRDCE PERFORMANCE GOALS

2.1 Technology:

2.2 Quality:

2.3 Responsiveness:        *reply to inquiries, reminders within 2 working days
                           *100% flexibility to changes of purchase orders

2.4 Delivery:              *order-acknowledgement within 3 wd after receipt to
                            fax +49 7031 *notification of (potential) delay + announcement of a new date of delivery immediately
                           *100% on time delivery
                           *partial delivery only if requested
                           *communication of process changes/problems within
                            2 wd

2.5 Cost:

2.6 Environment:


                       LPO Continuous Improvement (TQRDCE)
                                    Vers. 1.0

                    SCHEDULE 6 - PRODUCT MARKETING AND SALES

Product Marketing and Sales
MARKETING -- ATL has jointly developed DLT Automated Tape Libraries with Digital Equipment Corporation, Shrewsbury, Massachusetts. These DLT Automated Tape Library are more commonly known as ATL's DLT series of Products and Digital's TL 8XX series of products.

ATL and Digital have mutually agreed that in order to develop and penetrate the market for the DLT Automated Tape Libraries efficiently, ATL has the sole and exclusive sales and marketing rights to sell the ATL series of DLT Automated Tape Libraries for applications outside the proprietary Digital Computer installed bate worldwide and Digital has the sole and exclusive sales and marketing rights for the Digital series of products on the Digital installed based worldwide.

SALES - HP hereby represents, warrantrs and agrees that:
     a. It is not HP's strategic objective to sell ATL's DLT series of Value Added Products for installation to the proprietary Digital Computer installed base. However, HP retains the right to sell Value Added Product(s) for heterogeneous client server networks that may include Digital computers.

     b. HP shall purchase DLT Automated Tape Libraries in support of the proprietary Digital Computer installed base from Digital Equipment Corporation, Storage Products Business Unit, Shrewsbury Massachusetts.

     c. HP shall add value to Products by adding mutually agreed Storage Management Software.

     d. HP shall only re-market and sell Value Added Products to End Users or ATL authorized Resellers or Distributors in accordance with this Agreement.

     e. HP shall not re-market or sell Product to any entity without adding Storage Management Software.

     f. HP shall provide service or assure that a third party Maintenance Contract is in place for each Value Added Product sold.

     g. HP shall only sell Products with the Storage Management Software as listed below:


     Storage Management            Manufacturer        ATL's Model Number(s)
     ------------------            ------------        ---------------------
          Software
          --------
     OMINBACK                      HP                          ACL4/52

     OMNISERVE                     HP                          ACL4/52

     LAGATO                        LAAGATO                     ACL4/52

     Other Storage Management Software may be added from time to time by Mutual Agreement

     h. HP shall only sell the Products in g. above in the following geography:

     GERMANY
     SWITZERLAND